UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 6, 2002

MOBILE PET SYSTEMS, INC.
A Delaware Corporation
(Exact name of registrant as specified in its charter)

DELAWARE	000-27915	11-2787966
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

2150 West Washington Street, Suite 110
San Diego, California 92110
(Address of principal executive offices)

(619) 226-6738
(Registrant’s telephone number)

ITEM 5.    OTHER EVENTS AND REG FD DISCLOSURE.

A.    Sale of 10,000,000 Common Shares and Warrants to purchase 3,000,000 Common Shares.

On July 31, 2002, Mobile PET Systems, Inc. (“Mobile PET”) consummated a sale for $6,000,000 of 10,000,000 shares of common stock, par value $0.0001 per share (“Common Shares”) and warrants to purchase 3,000,000 Common Shares, all pursuant to a Securities Purchase Agreement dated July 12, 2002 by and between Mobile PET, Ivan Bradbury and Integrated Healthcare Management, S.A., a Luxembourg company. Mr. Bradbury and Integrated Healthcare Management, S.A. are unrelated to Mobile PET.

The warrants sold in this transaction are exercisable at any time until July 31, 2007 at a price of $0.448 per share (representing 80% of the average closing price of Common Shares for the 5 trading days before the closing date of July 31, 2002).

Mr. Bradbury, as purchaser under the Securities Purchase Agreement, assigned his rights to Dragon Nominees Limited (“Dragon”), a company organized under the laws of England and Wales.

Mobile PET also entered into a Registration Rights Agreement granting Dragon certain rights to register the 10,000,000 Common Shares purchased in this transaction and the Common Shares issuable upon exercise of the warrants sold in this transaction.

The Securities Purchase Agreement provides that Dragon has the right to nominate a member of Mobile PET’s board of directors.

B.    Sale of 1,250,000 Common Shares and Warrants to purchase 375,000 Common Shares.

Concurrently with the closing of the forgoing transaction, Mobile PET entered into and consummated a Stock Purchase Agreement with Bernd Steudle. This agreement provides for the sale of 1,250,000 Common Shares and warrants to purchase 375,000 Common Shares. Mobile Pet received $750,000 in connection with this transaction, $500,000 of which had been previously advanced. That previous advance was restricted for use in connection with the redemption of Mobile PET’s preferred stock, and was required to be returned if not so used.

The warrants sold in this transaction are exercisable at any time until July 31, 2007 at a price of $0.448 per share (representing 80% of the average closing price of Common Shares for the 5 trading days before the closing date of July 31, 2002).

In the Stock Purchase Agreement Mr. Steudle directed his shares and his warrant be issued to Bank J. Vontobel & Sons, AG, as his nominee.

Mobile PET also entered into a Registration Rights Agreement with Mr. Steudle granting him certain rights to register the 1,250,000 Common Shares purchased in this transaction and the Common Shares issuable upon exercise of the warrants sold in this transaction, all on terms substantially identical to those granted to Dragon.

Bernd Steudle is the father of Axel Steudle. Axel Steudle is a director of Mobile PET.

This transaction was a condition precedent to the transaction with Ivan Bradbury and Integrated Healthcare Management (see Item 5A above). Bernd Steudle was acting as Axel Steudle’s designee under that Securities Purchase Agreement.

C.    Redemption of All Outstanding Preferred Stock.

Concurrently with the closing of the foregoing transactions, Mobile PET entered into and consummated a Redemption Agreement with York, LLC to redeem all of Mobile PET’s outstanding Series A and Series B 8% Cumulative Convertible Redeemable Preferred Stock. Mobile PET paid $3,784,071.97 to York, LLC in connection with this redemption ($500,000 of which had previously been advanced). As a result, Mobile PET has no preferred stock outstanding.

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As part of this transaction Mobile PET also agreed to re-price certain existing warrants held by York, LLC to purchase 199,851 shares of Common Stock. Before re-pricing, these warrants had exercise prices varying between $5.00 per share to $2.5125 per share and expire in February, September and November of 2005. After the re-pricing such warrants may be exercised for $1.00 per share.

D.    Press Release.

A press release announcing these transactions was issued on August 1, 2002, a copy of which is attached.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

10.35
Share Purchase Agreement dated 12 July 2002 by and between Mobile PET Systems, Inc., Integrated Healthcare Management S.A. and Paul Crowe for the sale of The London P.E.T. Centre Limited and Mobile P.E.T. Leasing Limited (previously filed July 26, 2002, with Registrant’s Form 8-K).

10.36	Securities Purchase Agreement, dated July 12, 2002, by and between Mobile PET Systems, Inc., Ivan Bradbury and Integrated Healthcare Management, S.A.
10.37	Warrant Agreement dated July 31, 2002, to Dragon Nominees Limited to purchase 3,000,000 shares of common stock at $0.448 per share.
10.38	Registration Rights Agreement, dated July 31, 2002, by and between Mobile PET Systems, Inc., and Dragon Nominees Limited
10.39	Stock Purchase Agreement, dated July 15, 2002, by and between Mobile PET Systems, Inc. and Bernd Steudle
10.40	Warrant Agreement to Bank J. Vontobel & Sons, AG to purchase 375,000 shares of common stock at $0.448 per share
10.41	Registration Rights Agreement dated July 31, 2002, by and between Mobile PET Systems, Inc. and Bernd Steudle
10.42	Redemption Agreement dated July 31, 2002 by and between Mobile PET Systems, Inc. and York, LLC
99.1	Press Release dated August 1, 2002

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MOBILE PET SYSTEMS, INC

Dated: August 6, 2002	By:	/s/ THOMAS H. INSLEY
Chief Financial Officer

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